UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Under Rule 14a-12
TriPath Imaging, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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This filing relates to a planned business combination between TriPath Imaging, Inc. (TriPath Imaging) and Becton, Dickinson and Company (“BD”) pursuant to the terms of a Merger Agreement among TriPath Imaging, BD and Timpani Acquisition Corp. dated September 8, 2006. The Merger Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Report on Form 8-K filed by TriPath Imaging on September 8, 2006.
The following press release was released by TriPath Imaging on October 30, 2006.

Contact
Stephen P. Hall
Chief Financial Officer
336-290-8721
TriPath Imaging Announces Early Termination of
Hart-Scott-Rodino Waiting Period and Stockholder Meeting Date

BURLINGTON, N.C., October 30, 2006 — TriPath Imaging, Inc. (Nasdaq: TPTH) today announced that on October 26, 2006, the Federal Trade Commission approved the early termination of the antitrust waiting period under the Hart-Scott-Rodino Act for the proposed acquisition of TriPath Imaging by BD (Becton, Dickinson and Company). The closing of the transaction remains subject to customary conditions, including approval of TriPath Imaging’s stockholders. The special meeting of stockholders of TriPath Imaging to consider and vote on the adoption of the merger agreement is scheduled for December 19, 2006. Holders of record of TriPath Imaging common stock as of the close of business on October 25, 2006, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.
About TriPath Imaging
TriPath Imaging, Inc., headquartered in Burlington, North Carolina, develops, manufactures, markets and sells innovative solutions to improve the clinical management of cancer, including detection, diagnosis, staging and treatment. TriPath Oncology, a wholly owned subsidiary of TriPath Imaging, develops molecular diagnostic products for malignant melanoma and cancers of the cervix, breast, ovary and prostate.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
TriPath Imaging plans to file with the SEC and mail to its stockholders a definitive Proxy Statement in connection with the transaction. The definitive Proxy Statement will contain important information about BD, TriPath Imaging, the transaction and related matters. Investors and security holders are urged to read the definitive Proxy Statement carefully when it is available.
Investors and security holders will be able to obtain free copies of the definitive Proxy Statement and other documents filed with the SEC by BD and TriPath Imaging through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the definitive Proxy Statement from TriPath Imaging by contacting TriPath Imaging, Inc., Investor Relations, 780 Plantation Drive, Burlington, NC 27215.
TriPath Imaging and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding TriPath Imaging’s directors and executive officers is contained in TriPath Imaging’s Form 10-K for the year ended December 31, 2005, its proxy statement for the 2006 annual meeting of stockholders, its Reports on Form 8-K filed with the SEC on June 30, 2006, July 25, 2006 and September 8, 2006 and its preliminary Proxy Statement filed with the SEC on October 17, 2006. As of October 9, 2006, TriPath Imaging’s directors and executive officers beneficially owned approximately 2,099,959 shares, or 5.4%, of TriPath Imaging’s common stock. A more complete description will be available in the definitive Proxy Statement.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the proposed transaction between BD and TriPath Imaging, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the combined company and any other statements about TriPath Imaging managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the need for approval of the transaction by TriPath stockholders, the ability to consummate the transaction; the ability to realize anticipated efficiencies and opportunities; and other factors described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC.